EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475 and 333-159358), and on Form S-3 (333-159305) of Tenneco Inc. of our report dated February 27, 2013, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

CHICAGO, ILLINOIS

FEBRUARY 27, 2013